UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 26, 2005 (May 24, 2005)

PACKETEER, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-26785 (Commission File Number)	77-0420107 (I.R.S. Employer Identification No.)

10201 NORTH DE ANZA BLVD.
CUPERTINO, CALIFORNIA 95014
(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 873-4400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 24, 2005, the stockholders of Packeteer, Inc. (the “Company”), upon the recommendation of the Company‘s Board of Directors (the “Board”), approved amendments to the 1999 Stock Incentive Plan (the “Plan”) to authorize the grant of performance share and performance unit awards intended to result in the payment of performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, to add certain provisions in order to preserve the Company’s ability to deduct in full compensation realized pursuant to an award intended to qualify as performance-based compensation, and to eliminate a requirement that the Company receive payment of the fair market value of shares issued under restricted stock or restricted stock unit awards. The amendments to the Plan were approved by the Company’s Board on February 24, 2005, subject to stockholder approval.

A more detailed description of the terms of the Plan, as amended, can be found in the Company’s definitive proxy statement for its 2005 annual meeting filed with the Securities and Exchange Commission on April 13, 2005 (the “Proxy Statement”) in the section entitled “Proposal No. 2 — Approval of Amendments to 1999 Stock Incentive Plan” and is incorporated by reference herein. The foregoing summary and the summary incorporated by reference from the Proxy Statement are qualified in their entirety by the full text of the Plan, as amended, filed herewith as Exhibit 10.30 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

10.30	1999 STOCK INCENTIVE PLAN, Amended and Restated Effective as of May 24, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2005

Packeteer, Inc.
By:	/s/ David C. Yntema
	Name:	David C. Yntema
	Title:	Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
10.30	1999 STOCK INCENTIVE PLAN, Amended and Restated Effective as of May 24, 2005